UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

TYRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40800	83-1476348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2656 State Street Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(619) 728-4760

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Tyra Biosciences, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on May 31, 2023. The following is a brief description of each matter voted upon at the 2023 Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.

The election of three directors to serve as Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders. The following three Class II directors were elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Isan Chen, M.D.	37,336,370	541,765	3,109,065
Gilla Kaplan, Ph.D.	37,581,968	296,167	3,109,065
Robert More	37,571,418	306,717	3,109,065

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
40,984,756	625	1,819	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: June 2, 2023	By:	/s/ Ali Fawaz
	Name:	Ali Fawaz
	Title:	General Counsel